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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779, 333-43333 and 333-73223)
and on Form S-8 (File Nos. 33-38249, 33-26970, 333-03975, 333-33999, 333-34001,
333-69323, 333-74397, 333-75037 and 333-75713) of Tyco International Ltd. of our
report dated May 28, 1999 on our audits of the Supplemental Consolidated Financial Statements and the Supplemental Consolidated Financial Statement Schedule of Tyco International Ltd. as of September 30, 1998 and 1997 and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, which report is included in this Current Report on Form 8-K.

                                          PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
May 28, 1999